UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2019
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11 Greenway Plaza, Suite 2400, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 8, 2019, Camden Property Trust, a Texas real estate investment trust (the "Company"), entered into that certain Third Amended and Restated Credit Agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., U.S. Bank National Association, and PNC Bank National Association, as Syndication Agents, The Bank of Nova Scotia, Branch Banking and Trust Company, Deutsche Bank Securities Inc., Regions Bank, SunTrust Bank, and Wells Fargo Bank, National Association, as Documentation Agents, TD Bank N.A., as Managing Agent, and the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Chase Bank N.A., U.S. Bank National Association, and PNC Capital Markets LLC as Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Chase Bank N.A., as Joint Bookrunners and each lender from time to time party thereto for a $900 million unsecured credit facility, which may be expanded three times by up to an additional $500 million upon the satisfaction of certain conditions. The Credit Agreement amends and restates the Company's existing credit facility to, among other things, extend the maturity date of the new credit facility to an initial term ending on March 8, 2023, which may be extended at the Company's option for two additional six-month periods.

The Credit Agreement provides for an interest rate based upon, at the Company's option, (a) one-, two-, three-, or six-month LIBOR, plus, in each case, a spread based on the Company's credit rating, and (b) a base rate equal to the higher of: (i) the Federal Funds Rate plus 0.50%, (ii) Bank of America, N.A.'s prime rate, and (iii) one-month LIBOR plus 1.0%.

Certain of the Company's subsidiaries have guaranteed the payment and performance of all of the Company's obligations under the Credit Agreement. The Company intends to use the proceeds from this credit facility for general corporate purposes, which may include the repayment of indebtedness, the redemption or other repurchase of outstanding debt or equity securities, funding for development activities, and financing for acquisitions. The description herein of the Credit Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number    Title

99.1Third Amended and Restated Credit Agreement dated as of March 8, 2019 among Camden Property Trust, as the Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., U.S. Bank National Association, and PNC Bank National Association, as Syndication Agents, The Bank of Nova Scotia, Branch

Banking and Trust Company, Deutsche Bank Securities Inc., Regions Bank, SunTrust Bank, and Wells Fargo Bank, National Association, as Documentation Agents, TD Bank N.A., as Managing Agent, and the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Chase Bank N.A., U.S. Bank National Association, and PNC Capital Markets LLC, as Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Chase Bank N.A., as Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2019

CAMDEN PROPERTY TRUST,

By:	/s/ Michael P. Gallagher
Name:	Michael P. Gallagher
Title:	Senior Vice President - Chief Accounting
Officer

EXHIBIT INDEX

Exhibit
Number    Title

99.1Third Amended and Restated Credit Agreement dated as of March 8, 2019 among Camden Property Trust, as the Borrower, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., U.S. Bank National Association, and PNC Bank National Association, as Syndication Agents, The Bank of Nova Scotia, Branch Banking and Trust Company, Deutsche Bank Securities Inc., Regions Bank, SunTrust Bank, and Wells Fargo Bank, National Association, as Documentation Agents, TD Bank N.A., as Managing Agent, and the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Chase Bank N.A., U.S. Bank National Association, and PNC Capital Markets LLC, as Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Chase Bank N.A., as Joint Bookrunners.